Exhibit 5.1




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                                SEVERSON & WERSON
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                             ONE EMBARCADERO CENTER
                         SAN FRANCISCO, CALIFORNIA 94111

                               FAX (415) 956-0439
                            TELEPHONE (415) 398-3344
Roger S. Mertz

                                 August 7, 1996



Imatron Inc.
389 Oyster Point Boulevard
South San Francisco, California 94080

Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by Imatron Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to an additional 800,000 shares of the Company's Common Stock (the "Shares") pursuant to the Company's 1994 Employee Stock Purchase Plan (the "Plan").

         In connection with this opinion, we have examined and relied upon the Registration Statement, the Plan and the form of agreements to be executed thereunder, the Company's Certificate of Incorporation and Bylaws, as amended, and such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         We do not hold ourselves out as experts in the laws of the State of New Jersey and our opinion is based solely on a review of the New Jersey Business Corporation Act, as reported in unofficial compilations.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the additional Shares of Common Stock of the Company to be issued pursuant to the terms of the Plan are validly authorized and, assuming: (a) no change occurs in the applicable law or the pertinent facts; (b) the pertinent provisions of such blue-sky and securities laws as may be applicable have been complied with; (c) the Shares are issued in accordance with the terms of the Plan; and (d) the Shares have been duly delivered against payment therefor as contemplated by the Plan, the Shares of Common Stock issuable will be validly issued, fully paid and nonassessable.

         This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm or entity without our prior written consent.

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         We  consent  to  the  filing  of  this  opinion  as an  exhibit  to the
Registration Statement.


                                SEVERSON & WERSON
                                A Professional Corporation


                                By:        /s/ Roger S. Mertz
                                   ---------------------------------
                                           Roger S. Mertz
RSM/kw

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